Exhibit 10.69

AMENDMENT MODIFICATION

TO

CONVERTIBLE PROMISSORY NOTE

This Amendment Modification to Convertible Promissory Note(s) (this “Amendment”) is made effective as of August 7, 2023, by CAN B CORP., a Florida corporation (the “Company”); and CLEARTHINK CAPITAL PARTNERS, LLC, a Delaware limited liability company, or its assigns (the “Holder”).

WHEREAS, the Holder maintains ownership in certain Convertible Promissory Note(s) and prior Amendments to the Holder total in aggregate in the amount of Nine Hundred Thirty-Seven Thousand Seven Hundred Fifty and No/100 United States Dollars (US$937,750) plus 12% accrued annual interest;

WHEREAS, the parties to this Amendment desire to amend certain terms of the Note, as set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms. Except as expressly provided in this Amendment, all capitalized terms used in this Amendment have meanings ascribed to them in the Note and those definitions are incorporated by reference into this Amendment.

2. Aggregate and Increase in Principal. In additional to the above cited Nine Hundred Thirty-Seven Thousand Seven Hundred Fifty and No/100 United States Dollars (US$937,750) plus 12% accrued annual interest, the Principal is increased by a $100,000 additional investment (made on August 4, 2023) and a $100,000 inducement for the additional investment to $1,137,750 plus accrued interest.

3. Maturity Extension. The Promissory Note is due February 4, 2024.

4. Additional Commitment Shares. An additional 250,000 restricted common shares shall be issued in the name of ClearThink Capital Partners upon execution of this Agreement.

5. Most Favored Nation. Remains in place.

6. Default. In the event the planned funding and Nasdaq uplisting does not occur by the Maturity Date, the Lender retains all remedies allowed by law under the terms of the Notes.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

8. Third Parties. Except as specifically set forth or referred to herein, nothing herein express of implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any claims, rights, remedies under or by reason of this Amendment.

9. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

10. No Other Amendment. All other terms and conditions of the Note shall remain in full force and effect and the Note shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

CAN B CORP.

By:	/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	Chief Executive Officer

CLEARTHINK CAPITAL PARTNERS, LLC

By:	/s/ Jeffrey Hart
Name:	Jeffrey Hart
Title:	Managing Member